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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Delphi Corporation and Delphi Trust on Form S-3 of our report dated January 16, 2002, appearing in the Annual Report on Form 10-K of Delphi Corporation (formerly Delphi Automotive Systems Corporation) for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



Detroit, Michigan
November 26, 2002